SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2008

FUEGO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 823-9999

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

Fuego Entertainment Announces Agreed Order for Preliminary Injunction in favor of Apple Corps Limited and Apple Records, Inc. to Restrain Us From Distributing the 1962 Hamburg, Germany Music Recordings at the Star Club

On March 28, 2008 we announced on Form 8-K filed with the U.S. Securities and Exchange Commission of a suit filed against us by Apple Records, Inc., and Apple Corps. Limited.  In addition, those parties sought and it was later mutually agreed upon that a preliminary injunction be granted in favor of Apple.  The Court issued an order granting a preliminary injunction in favor of the Apple Plaintiffs.  The parties also acknowledged that the entry of this injunction shall not be construed as an admission or determination of the viability of any Party’s claims or defense in this matter.   As of the date of this filing, a trial date has not yet been set.

Although Fuego Entertainment continues to be advised by the entertainment law firm, Simran Singh, P.A., Fuego has also retained the legal services of the Miami based Genovese, Joblove & Battista, P.A.Genovese, Joblove & Battista, P.A., a firm that concentrates its practice in the areas of intellectual property and trademark litigation.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements
                  None

b)	Exhibits
Exhibit No. Description

99.1	Copy of Order from U.S. District Court dated April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: April 18, 2008	By:	/s/ Hugo Cancio
Name: Hugo Cancio
Title: Chief Executive Officer